UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 4, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Lumos Networks Corp. (the “Company”) approved an additional 2016 incentive opportunity for the Company’s Chief Executive Officer, Timothy G. Biltz.  The opportunity provides that the Compensation Committee may award Mr. Biltz an incentive payment of up to 50% of his base salary depending on the Committee’s evaluation of Mr. Biltz’s achievement of the 2016 CEO objectives established by the Board of Directors.  These objectives include maintaining alignment with the Board regarding the Company’s strategic direction; completing analysis of the possible separation of the Company’s RLEC operations; and identifying and executing cost savings opportunities.  On March 4, 2016 the Compensation Committee had approved the 2016 Team Incentive Plan, which establishes performance measures tied to revenues (50% weighting) and Adjusted EBITDA (50% weighting) for fiscal 2016 incentive payouts for the Company’s executive officers, including Mr. Biltz. As with the 2016 Team Incentive Plan, payments under the additional incentive opportunity for Mr. Biltz would be made in Company common stock and/or cash as determined by the Compensation Committee.

Item 5.07Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the three proposals submitted for a vote of the stockholders at the Company’s 2016 Annual Meeting held on May 4, 2016.

Proposal 1.  To elect Messrs. Peter D. Aquino, Lawrence J. Askowitz, Timothy G. Biltz, Robert E. Guth, Shawn F. O’Donnell, William M. Pruellage, Michael K. Robinson, Michael T. Sicoli and Jerry E. Vaughn to the Company’s Board of Directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  This proposal was approved by the Company’s stockholders at the 2016 Annual Meeting.

Name	Votes For	Votes Against	Abstentions	Broker non-votes
Peter D. Aquino	18,211,931	99,768	7,657	2,436,986
Lawrence J. Askowitz	18,241,920	69,754	7,682	2,436,986
Timothy G. Biltz	17,654,968	661,772	2,616	2,436,986
Robert E. Guth	17,603,042	708,782	7,532	2,436,986
Shawn F. O’Donnell	18,242,013	69,661	7,682	2,436,986
William M. Pruellage	16,230,780	2,080,894	7,682	2,436,986
Michael K. Robinson	18,160,038	151,998	7,320	2,436,986
Michael T. Sicoli	18,241,472	70,202	7,682	2,436,986
Jerry E. Vaughn	18,241,613	70,423	7,320	2,436,986

Proposal 2.  To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  This proposal was approved by the Company’s stockholders at the 2016 Annual Meeting.

Votes For	17,858,995
Votes Against	442,375
Votes Abstained	17,986
Broker non-votes	2,436,986

Proposal 3.  To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  This proposal was approved by the Company’s stockholders at the 2016 Annual Meeting.

Votes For	20,729,107
Votes Against	24,942
Votes Abstained	1,901
Broker non-votes	392

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2016

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen Executive Vice President, Chief Financial Officer and Chief Accounting Officer